                                                                     Exhibit 4.2

                                                              Amending Agreement


                                                    Permanent Custodians Limited

                                Australian Securitisation Management Pty Limited

                                              Australian Mortgage Securities Ltd

                                                              ABN AMRO Bank N.V.


                                                           ARMS II Global Fund 3


                                                               The Chifley Tower
                                                                2 Chifley Square
                                                                 Sydney NSW 2000
                                                              Tel 61 2 9230 4000
                                                              Fax 61 2 9230 5333
                                                                  www.aar.com.au

                                       (C) Copyright Allens Arthur Robinson 2004

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

TABLE OF CONTENTS

1.    DEFINITIONS AND INTERPRETATION                                                      2
      1.1   Definitions                                                                   2
      1.2   Incorporation of Definitions                                                  3
      1.3   Incorporation of Clause 1.2 and Clause 25.9 of the Global Master Trust Deed   3

2.    AMENDMENTS                                                                          3

3.    DIRECTION BY ASM                                                                    3

4.    GOVERNING LAW                                                                       3
      4.1   Governing law                                                                 3
      4.2   Jurisdiction                                                                  3

5.    COUNTERPARTS                                                                        4
      Schedule                                                                            5

                                                                        Page (i)

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

DATE

PARTIES

      1. PERMANENT CUSTODIANS LIMITED (ACN 001 426 384) of Level 4, 35 Clarence Street, Sydney, NSW 2000 (PCL);

      2. AUSTRALIAN SECURITISATION MANAGEMENT PTY LIMITED (ACN 103 852 428) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000 (ASM);

      3. AUSTRALIAN MORTGAGE SECURITIES LTD (ABN 89 003 072 446) of Level 6, 12 Castlereagh Street, Sydney, NSW 2000 (AMS); and

      4. ABN AMRO BANK N.V. (ABN 84 079 478 612) of Level 4, ABN AMRO Tower, 88 Phillip Street, Sydney, NSW 2000 (ABN).

RECITALS

      A The parties are entering into this Agreement to amend the IRRMA and the ISDA Master Agreement insofar as they apply to the Fund.

      B For the purposes of clause 19.7 of the IRRMA and Section 9(b) of the ISDA Master Agreement, each Designated Rating Agency has confirmed in writing that the amendments to the IRRMA and the ISDA Master Agreement set out in this Agreement will not have an adverse effect on the credit rating of any Rated Fund.

IT IS AGREED as follows.

1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this Agreement, the following words have the following meanings:

       AMENDED IRRMA means the IRRMA, as amended in accordance with clause 2(a).

       AMENDED ISDA MASTER AGREEMENT means the ISDA Master Agreement, as amended in accordance with clause 2(b).

       FUND means the trust fund constituted under and in accordance with the Global Master Trust Deed by a Fund Creation Notice dated 19 December 2003 and known as ARMS II GLOBAL FUND 3.

       GLOBAL MASTER TRUST DEED means the Master Trust Deed dated 7 March 1995 between PCL and AMS, as amended and restated from time to time.

       IRRMA means the Interest Rate Risk Management Agreement dated 11 June 1999 between PCL, AMS and ABN, as amended from time to time.

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

       ISDA MASTER AGREEMENT means the ISDA Master Agreement dated 11 June 1999 between PCL, AMS and ABN, as amended by an Amending and Accession Agreement dated 28 May 2003 between the same parties as this Agreement.

1.2    INCORPORATION OF DEFINITIONS

       Unless the context otherwise requires or unless otherwise defined in this Agreement, words and expressions which are defined in the IRRMA (whether specifically or by incorporation by reference) have the same meanings where used in this Agreement.

1.3    INCORPORATION OF CLAUSE 1.2 AND CLAUSE 25.9 OF THE GLOBAL MASTER TRUST
       DEED

       Clause 1.2 and clause 25.9 of the Global Master Trust Deed are incorporated into this Agreement as if set out in full in this Agreement but as if references to THIS DEED were references to THIS AGREEMENT.

2.     AMENDMENTS

       On and from the date of this Agreement:

       (a) pursuant to clause 19.7 of the IRRMA, the IRRMA is amended, insofar as it applies to the Fund, as set out in the Schedule; and

       (b) pursuant to Section 9(b) of the ISDA Master Agreement, the ISDA Master Agreement is amended, insofar as it applies to the Fund, by replacing the definition of INTEREST RATE RISK MANAGEMENT AGREEMENT in Section 14 of the ISDA Master Agreement with the following:

              ""INTEREST RATE RISK MANAGEMENT AGREEMENT" means the agreement, so entitled, between Party A, Party B and the Trust Manager dated 11 June 1999, as amended by an Amending and Accession Agreement dated 28 May 2003 and an Amending Agreement dated January 2004".

3.     DIRECTION BY ASM

       ASM in its capacity as trust manager of the Fund directs PCL (as trustee of the Fund) to enter into and perform its obligations under the Amended IRRMA, the Amended ISDA Master Agreement and each Transaction entered into by PCL as trustee of the Fund.

4.     GOVERNING LAW

4.1    GOVERNING LAW

       This Agreement is governed by and shall be construed in accordance with the laws of England.

4.2    JURISDICTION

       The parties irrevocably and unconditionally submit to the non exclusive jurisdiction of the courts of England and any courts which have jurisdiction to hear appeals from any of those courts and the parties waive any right to object to any proceedings being brought in those courts because the venue is inconvenient, the courts lack jurisdiction or any other reason.

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

5.     COUNTERPARTS

       This Agreement may be executed in any number of counterparts and by different parties on different counterparts each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

SCHEDULE

The IRRMA is amended, insofar as it applies to the Fund, by replacing clause 1.5 of the IRRMA with the following:

       "1.5   ABN'S CREDIT RATING

              If, at any time, ABN does not have a credit rating equal to or higher than the Prescribed Rating, it must, at its cost alone:

              (a) where it has a short term credit rating of less than A-1 by S&P or P-1 by Moody's or a long term credit rating of not less than A2 by Moody's, within 30 days of the downgrade, either:

                     (i) novate its obligations under each Transaction in relation to an Approved Issuing Fund that is a Rated Fund to a replacement party with a credit rating not less than the Prescribed Rating; or

                     (ii) establish cash collateralisation arrangements in support of its obligations under each Transaction in relation to an Approved Issuing Fund that is a Rated Fund which each relevant Designated Rating Agency confirms will not result in a reduction, qualification or withdrawal of the rating of any Bond issued by that Approved Issuing Fund; or

              (b) where it has a long term credit rating of less than A2 by Moody's, within 5 Business Days of the downgrade, either:

                     (i) novate its obligations under each Transaction in relation to an Approved Issuing Fund that is a Rated Fund to a replacement party with a credit rating not less than the Prescribed Rating; or

                     (ii) enter into such other arrangements in respect of each Transaction in relation to an Approved Issuing Fund that is a Rated Fund which each relevant Designated Rating Agency confirms will not result in a reduction, qualification or withdrawal of the rating of any Bond issued by that Approved Issuing Fund."

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

EXECUTED as an agreement in Sydney.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.


PCL

SIGNED for PERMANENT CUSTODIANS LIMITED by its attorneys under power of attorney in the presence of:


-------------------------------------      -------------------------------------
Witness Signature                          Attorney Signature

-------------------------------------      -------------------------------------
Print Name                                 Print Name

                                           -------------------------------------
                                           Attorney Signature

                                           -------------------------------------
                                           Print Name


AMS

SIGNED for AUSTRALIAN MORTGAGE SECURITIES LTD by its attorney under power of attorney in the presence of:


-------------------------------------      -------------------------------------
Witness Signature                          Attorney Signature

-------------------------------------      -------------------------------------
Print Name                                 Print Name

[ALLENS ARTHUR ROBINSON LOGO]

Amending Agreement

ASM


SIGNED for AUSTRALIAN SECURITISATION
MANAGEMENT PTY LIMITED by its attorney under power of attorney in the presence of:


-------------------------------------      -------------------------------------
Witness Signature                          Attorney Signature

-------------------------------------      -------------------------------------
Print Name                                 Print Name


ABN


SIGNED for ABN AMRO BANK N.V. by its
attorney under power of attorney in the presence of:


-------------------------------------      -------------------------------------
Witness Signature                          Attorney Signature

-------------------------------------      -------------------------------------
Print Name                                 Print Name